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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
______________

AMENDMENT NO. 2 TO

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 28, 2006

ISRAEL TECHNOLOGY ACQUISITION CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51259	20-2374143
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Gush Etzion, 3rd Floor, Givaat Shmuel, Israel	54030
(Address of Principal Executive Offices)	(Postal Code)

Registrant’s telephone number, including area code: (011) 972-3-532-5918

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 8, 2006, Israel Technology Acquisition Corp. (“Company”) entered into an amendment to the previously reported upon Agreement and Plan of Merger, dated as of February 28, 2006 (“Merger Agreement”), among the Company, ITAC Acquisition Subsidiary Corp. and IXI Mobile, Inc. (“IXI”). Pursuant to the amendment, the parties agreed to reduce the ownership percentage of IXI stockholders and holders of IXI options and warrants required to be subject to lockup restrictions with respect to any shares of the Company’s common stock that such holders may receive pursuant to the Merger Agreement from 95% to 90% (on a fully diluted basis). The amendment also clarified the type of lock-up agreement required to be executed by such holders.

The preceding is qualified in its entirety by reference to the amendment which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits:

Exhibit 10.1	First Amendment to Agreement and Plan of Merger, dated as of December 8, 2006, by and among Israel Technology Acquisition Corp., ITAC Acquisition Subsidiary Corp. and IXI Mobile, Inc
.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 12, 2006	ISRAEL TECHNOLOGY ACQUISITION CORP.

	By:	/s/ Israel Frieder
Name: Israel Frieder
Title: Chief Executive Officer